Exhibit 99.3

GAMING AND LEISURE PROPERTIES ANNOUNCES A TENDER OFFER FOR UP TO $500,000,000 OUTSTANDING 4.875% SENIOR NOTES DUE 2020

WYOMISSING, Pa., August 15, 2019 (GLOBE NEWSWIRE) – Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI”), the first gaming-focused real estate investment trust in North America, announced today that its operating partnership, GLP Capital, L.P. (the “Operating Partnership”), and GLP Financing II, Inc., a wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers” and the Issuers collectively with GLPI, the “Company”), have commenced a cash tender offer (the “Offer”) to purchase up to $500,000,000 of the Issuers’ outstanding $1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2020 (CUSIP No. 361841 AD1) (the “Notes”), which Notes are fully and unconditionally guaranteed by GLPI.

The following table sets forth some of the terms of the Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)
4.875% Senior Notes due 2020	361841 AD1	$1,000,000,000	$500,000,000	1.625% UST due 7/31/2020	FIT3	50 bps	$30.00

(1)	The applicable page on Bloomberg from which the Dealer Manager will quote the bid-side price of the reference U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

The Offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase, dated August 15, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal. The Offer will expire at 11:59 p.m., New York City time, on September 12, 2019, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 28, 2019 (the “Early Tender Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The total consideration (the “Total Consideration”) paid in the Offer for Notes that are validly tendered and not withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase and will include an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 10:00 a.m., New York City time, on August 29, 2019 unless extended by the Company (the “Tender Offer Price Determination Date”).

Tenders of Notes will be accepted only in principal amounts equal to $2,000 or integral multiples of $1,000 in excess thereof. Holders who tender less than all of their Notes must continue to hold Notes of such series in the minimum authorized denomination of $2,000 principal amount or an integral multiple of $1,000 in excess thereof.

Payments for Notes purchased will include accrued and unpaid interest from and including the most recent interest payment date for the Notes up to, but not including, the applicable settlement date. The settlement date for Notes that are validly tendered on or prior to the Early Tender Deadline (the “Early Settlement Date”) is expected to be August 30, 2019, subject to all conditions to the Offer having been either satisfied or waived by the Issuers. The settlement date for the Notes that are tendered following the Early Tender Deadline but on or prior to the Expiration Date is expected to be September 16, 2019 (the “Final Settlement Date”), subject to all conditions to the Offer having been either satisfied or waived by the Issuers, assuming Notes having an aggregate principal amount equal to the Tender Cap are not purchased on the Early Settlement Date.

Subject to the Tender Cap, all Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted before any Notes validly tendered after the Early Tender Deadline. Even if the Offer is not fully subscribed as of the Early Tender Deadline, subject to the Tender Cap, Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted for purchase in priority to Notes tendered after the Early Tender Deadline.

Notes may be subject to proration if the aggregate principal amount validly tendered and not validly withdrawn would cause the Tender Cap to be exceeded. Furthermore, if the Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for payment.

The Company’s obligation to consummate the Offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the Issuers’ receipt of aggregate proceeds (before underwriter’s discounts and commissions and other offering expenses) of at least $500 million from an offering of new senior notes, on terms satisfactory to the Issuers. There can be no assurance such conditions will be satisfied.

Wells Fargo Securities, LLC is acting as dealer manager and solicitation agent for the tender offer and the consent solicitation. The tender agent and information agent for the tender offer is D.F. King & Co., Inc. Questions regarding the tender offer and consent solicitation may be directed to Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (U.S. toll-free). Holders who would like additional copies of the offer documents may call the information agent, D.F. King & Co., Inc. at (212) 269-5550 (collect, for banks or brokers) or (800) 283-3192 (toll-free, for all others) or by e-mail at glpi@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer is being made solely by means of the Offer to Purchase and the related Letter of Transmittal that the Company is distributing to holders of Notes.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for U.S. federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the timing of the Offer, the principal amount of debt securities to be purchased in the Offer, the calculation of the Total Consideration in connection to the Offer, the ability of the Issuers to finance the Offer and certain terms and conditions of the Offer. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI’s ability to maintain its status as a REIT; GLPI’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of GLPI’s substantial indebtedness on GLPI’s future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and Current Reports on Form 8-K as filed with the SEC. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Steven T. Snyder

T: 610/378-8215

Email: investorinquiries@glpropinc.com

Joseph Jaffoni, Richard Land, James Leahy at JCIR

T: 212/835-8500

Email: glpi@jcir.com

4